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                 PARKER CHAPIN FLATTAU & KLIMPL, LLP

                         COUNSELLORS AT LAW

                     1211 AVENUE OF THE AMERICAS

                       NEW YORK, NY 10036-6735

                           (212) 704-6000

                            CABLE LAWPARK               175 GREAT NECK ROAD
                                                        GREAT NECK, NY 11021
                         FAX (212) 704-6288                (516) 482-4422
                                                         FAX (516) 482-4469
                            TELEX 5-40347

                                                     WRITER'S DIRECT DIAL NUMBER

                            ----------------, 1996


CSK Auto, Inc.
645 E. Missouri Avenue
Phoenix, Arizona  85012

Ladies/Gentlemen:

                We have acted as counsel to CSK Auto, Inc. (the "Company") in connection with the filing of a Registration Statement on Form S-1 (File No. 333-6893) filed by the Company with the Securities and Exchange Commission (the "Registration Statement") relating to an aggregate of 7,705,000 shares of Common stock, par value $.001 per share ("Common Stock"), of the Company, including 1,005,000 shares subject to an over-allotment option to be issued and sold by the Company (the "Shares").

                In connection with the foregoing, we have examined, among other things, the Registration Statement, the proposed Purchase Agreement (the "Purchase Agreement") filed as Exhibit 1.1 to the Registration Statement and originals or copies, satisfactory to us, of all such corporate resolutions and proceedings and of all such agreements, certificates and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original documents of documents submitted to us as copies or facsimiles thereof. As to any facts material to such opinion, we have to the extent that relevant facts were not independently established by us, relied on certificates of public officials and certificates, oaths and declarations of officers or other representatives of the Company.

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PARKER CHAPIN FLATTAU & KLIMPL, LLP

                Based upon the foregoing, we are of the opinion that the Shares to be sold by the Company pursuant to the Purchase Agreement, if and when paid for in accordance with the terms of the Purchase Agreement, will be legally issued, fully paid and non-assessable.

                We hereby consent to the use of our name under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement and to the filing of a copy of this opinion as an exhibit thereto.


                                        Very truly yours,


                                        PARKER CHAPIN FLATTAU & KLIMPL, LLP